UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 11, 2024
Pacific Biosciences of California, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1305 O’Brien Drive
Menlo Park, California 94025
(Address of principal executive offices) (Zip Code)
(650) 521-8000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed on a Form 8-K filed by Pacific Biosciences of California, Inc. (the “Company”) on November 12, 2024, the Company notified Jeff Eidel that, in connection with an internal restructuring of the commercial organization, he would separate from his position as the Chief Commercial Officer on November 15, 2024. This Form 8-K/A hereby amends the original Form 8-K filed on November 12, 2024 to supplement the disclosure contained in Item 5.02 thereto and to file the exhibit included as Item 9.01 hereto. Except as provided herein, the disclosures in the Form 8-K filed on November 12, 2024 remain unchanged.

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. Eidel’s employment as Chief Commercial Officer concluded on November 15, 2024. On December 6, 2024, the Company and Mr. Eidel entered into a separation agreement and release (the “Separation Agreement”), which became effective on December 13, 2024 following a seven-day revocation period.

Pursuant to the Separation Agreement, Mr. Eidel will receive (i) a lump of sum of $485,000 (less applicable withholding), which is equivalent to 12 months of current base salary, and (ii) company-paid or company-reimbursed premiums for continuation coverage as applicable, pursuant to COBRA for himself and his dependents (as applicable), for up to 12 months following the separation (together, the “Severance Benefits”).

In exchange for the Severance Benefits, Mr. Eidel agreed to release all claims against the Company arising out of or in any way connected with his employment with the Company or his separation from employment, as outlined in the Separation Agreement. Mr. Eidel also is required to comply with the terms of any confidential information and invention assignment agreement entered into with the Company.

Any outstanding vested options to purchase shares of the Company’s common stock held by Mr. Eidel at the time of his separation must be exercised within three months following the separation or they will become forfeited and terminated. Any shares subject to restricted stock unit awards or performance-based restricted stock unit awards not yet vested at the time of his separation have been cancelled.

The foregoing description of the Separation Agreement is not complete and is subject to and qualified in its entirety by reference to the Separation Agreement, a copy of which is filed with this Current Report on Form 8-K/A as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement and Release, dated December 6, 2024 and effective December 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

	By:	/s/ Brett Atkins
Brett Atkins
General Counsel
Date: December 13, 2024